UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 4, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 West 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 3, 2022 Blue Torch Finance LLC (“Blue Torch”) notified us that certain events of default have occurred and are continuing under the Financing Agreement dated as of March 21, 2022, by and among us, the lenders from time to time party thereto (the "Lenders"), and Blue Torch as collateral agent and administrative agent for the Lenders (the "financing Agreement"), and that its limited waiver of such events of default had expired.

Blue Torch has asserted that the events of default relate to our failure to satisfy certain financial and nonfinancial covenants under the Financing Agreement. In its notice to us, Blue Torch has confirmed that the Agents (as defined in the Financing Agreement) and the Lenders have not waived the specified events of default, and that the Agents and the Lenders reserve all of their rights and remedies under the Financing Agreement, the Loan Documents (as defined in the Financing Agreement), and any applicable law with respect to the specified events of default, including, without limitation: (i) the right to accelerate the Obligations (as defined in the Financing Agreement) and to demand immediate full payment of all amounts due under the Financing Agreement and the Loan Documents from the Borrower and other Loan Parties (as defined in the Financing Agreement); (ii) the right to require the obligors to cash collateralize any Obligations that are contingent or not yet due and payable; (iii) the right to repossess and take other actions with respect to any or all collateral; and (iv) the right to take all actions and exercise all remedies available to the Agents and/or the Lenders under the Loan Documents and applicable law.

The Company is currently in good faith negotiations with Blue Torch, as agent for the Lenders, to amend the Financing Agreement and cure the events of default, although we cannot assure you that we will be successful in doing so. For further information on the terms of the Financing Agreement please refer to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 28, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: October 4, 2022	By:	/s/ Erica Naidrich
(Signature)
Erica Naidrich Chief Financial Officer